Q1 2020 SHAREHOLDER LETTER

PELOTON INTERACTIVE, INC.

FIRST QUARTER HIGHLIGHTS

All financial comparisons are on a year-over-year basis unless otherwise noted.

- Connected Fitness Subscribers grew 103% to 562,774, expanding our Member base to over 1.6 million
- Total revenue grew 103% to $228.0 million, demonstrating the continued strong demand for our connected fitness experience
- We continued to experience low churn and high retention; 0.90% Average Net Monthly Connected Fitness Churn and 94% 12-month retention rate
- Engagement, a leading indicator of low Churn, remained strong with 11.7 Average Monthly Workouts per Connected Fitness Subscriber versus 8.9 in the same period last year
- Gross Margin was 46.1% representing a 14 basis point improvement; 43.0% Connected Fitness Gross Margin, 56.1% Subscription Gross Margin, and 63.0% Subscription Contribution Margin
- We reduced our Net Loss to $(49.8) million, a $4.8 million improvement
- Adjusted EBITDA was $(21.0) million representing an Adjusted EBITDA Margin of (9.2)% and 283 basis point improvement

CONNECTED FITNESS SUBSCRIBERS


600
500
400
300
200
100
0
169
218
246
277
362
457
511
563
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
FY 2018
FY 2019
FY 2020

(in thousands)

QUARTERLY TOTAL REVENUE


350
300
250
200
150
100
50
0
129.8
142.4
106.6
112.1
262.9
316.7
223.3
228.0
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
FY 2018
FY 2019
FY 2020

(in $ millions)

QUARTERLY WORKOUTS


20,000
15,000
10,000
5,000
0
3,231
5,902
6,223
7,069
9,336
17,988
17,759
19,171
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
FY 2018
FY 2019
FY 2020

(in thousands)

AVG. MONTHLY WORKOUTS PER SUB


14
12
10
8
6
4
2
0
7.4
9.6
8.7
8.9
9.7
13.9
12.0
11.7
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
FY 2018
FY 2019
FY 2020

PELOTON Q1: 2020 | 02

Peloton Shareholders, We had a strong start to our fiscal year ended June 30, 2020 with revenue growth of 103% in our first quarter versus last year. We benefited from continued strong demand for our connected fitness experience, attributable to our effective brand and performance marketing and growing word- of-mouth referrals from our loyal Members. Despite the significant investments we are making to grow internationally, scale operations, and enhance our end-to-end Member experience, we narrowed our Net Loss by $4.8 million to $(49.8) million and improved our Adjusted EBITDA margin of (9.2)% by 283 basis points versus last year. We’ve also achieved major milestones including: Photography by Libby Greene/Nasdaq, Inc COMPLETION OF OUR IPO We closed our Initial Public Offering of 40 million geographical footprint, continue to build our brand shares on September 30, 2019 raising $1.26 billion and product awareness, and innovate our products, in gross proceeds, including $100 million through content, and software features with the goal of a concurrent private placement from entities creating the best fitness experience in the world affiliated with TCV, an existing shareholder. The for our Members. We ended Q1 with a strong cash proceeds from the IPO will help us expand our balance of $1.4 billion. PELOTON Q1: 2020 | 03

LAUNCH OF HOME TRIAL On September 12, 2019, we launched Home Trial. a full refund, including delivery and subscription First-time Bike purchasers in all of our markets fees, and we will pick up the Bike at their home are now able to try the Peloton Bike at home for free of charge. 30 days after delivery, risk-free. Within the 30-day trial period customers have unlimited access to Allowing our potential Members to try the Peloton our library of thousands of live and on-demand Bike at home is an important step in continuing to classes allowing them to try our immersive at- offer the best Member experience possible, while home cardio experience. This includes access to helping us reduce a known barrier to purchase. Peloton Digital where Bike purchasers can also While it is still early, we are very pleased by the experience our running, strength, yoga, and med- initial sales impact from Home Trial and the itation classes. Customers can decide to return marketing efficiencies gained by an increase in the Bike at any point within the first 30 days for conversion from this program. 30 DAY HOME TRIAL FREE PICKUP. FULL REFUND. PELOTON Q1: 2020 | 04

PELOTON
PELOTON
PELOTON

"WE'RE PLEASED THAT, AFTER A LONG-TIME TRUSTED PARTNERSHIP, PELOTON HAS DECIDED TO DEEPLY INVEST IN THE FUTURE OF TONIC AND OUR TEAM. WE LOOK FORWARD TO PLAYING A SIGNIFICANT AND IMPORTANT ROLE IN HELPING PELOTON TO GLOBALIZE AT-HOME FITNESS."

—ANDY WU, FOUNDER AND CEO OF TONIC.

MANUFACTURING PARTNER ACQUISITION

We are excited to share that in October we completed the acquisition of one of our long-time, Taiwan-based bike manufacturing partners, Tonic Fitness Technology, Inc. ("Tonic"). We believe that having greater control over our supply chain will enable us to strengthen and scale our production capabilities, increase innovation, and allow us to continue to deliver the highest quality connected fitness products in the market. After years of close partnership and collaboration, we are excited to officially welcome the Tonic team and its employees to the Peloton family. The acquisition was completed for a purchase price of approximately $47.4 million, net of cash acquired. Upon completion of the transaction on October 16, 2019, Tonic became a wholly-owned subsidiary of Peloton. While the acquisition of Tonic brings some of our manufacturing in-house, we will continue to work closely with our other valued manufacturing partners. Tonic, founded by Andy Wu, has been designing and manufacturing innovative stationary bikes since 1985. Peloton began collaborating with Tonic on our Bike in 2013.

INTERNATIONAL EXPANSION

We recently celebrated the first anniversary of the launch of our U.K. and Canada markets in September 2019 and October 2019, respectively, and we are pleased with the growth in sales and brand awareness to date, which has exceeded our expectations. In the lead-up to this holiday season we are opening several new U.K. showrooms as we continue to extend our retail footprint beyond London, and we have opened additional warehouses to expand our internal field operations coverage to more areas within the U.K.

On November 20, 2019 we will take another important step in our international expansion with the launch of Peloton in Germany. With our entry into Germany, we will be in the three largest fitness markets in the world (U.S., U.K., and Germany). Germany will also mark our first time offering non-English language content to users on our platform. To prepare for our sales efforts, we will be opening several retail showrooms across the major metropolitan areas of Germany within the first few months of launch, and we will begin a full-scale national TV and digital media campaign in January 2020 to build brand and product awareness. As part of our localization strategy, we will produce German-language classes out of our London studio with new German instructors, and we will also make German subtitles available on a significant percentage of our existing English-language library.

PELOTON Q1: 2020 | 05

CONTINUOUS INNOVATION

We work hard every day to continuously improve the end-to-end experience for our Members. Here are a few things we've been working on over the last quarter:



Keep your 9 week streak going with a workout today!
Hannah
Marie Corbin
August Activity Challenge
CRUSH YOUR CORE
WELCOME TO PELOTON YOGA
WELCOME TO PELOTON CYCLIN

New personalized bike homescreen

SOFTWARE

Our team of software engineers is dedicated to continuously improving our Member experience by creating new and innovative interactive software features. During Q1 we released a brand new personalized home screen for the Bike and Tread, which makes it easier than ever for our Members to find the perfect workout. The new home screen is fully redesigned and features personalized class recommendations, which are tailored to each Member's past workout activity, favorite instructors, music preferences, social connections, and more. We are just beginning to scratch the surface on both platform personalization and fully utilizing our substantial data assets to drive class recommendations and product development with the goal of deepening our Member engagement over time.

Over the past few quarters, we have been focused on enhancing the Peloton Digital experience, with the objective of providing Members access to the same high-quality class content and immersive, motivating software features anywhere, anytime, and on any device. Our goal is to help our Members connect with us, reducing all barriers to accessing our content and maximizing the convenience of our platform. We recently released Chromecast for Android, as well as a new connection wizard for Miracast to make it easier for members using our Connected Fitness Products to connect and cast their screens to other devices in their home such as smart TVs, Roku, and Amazon Fire Sticks—a great way to enjoy some of our floor content such as yoga and strength.

PELOTON Q1: 2020 | 06

ORIGINAL PROGRAMMING

As we rapidly add Members and their engagement increases, we have the benefit of utilizing data to understand what workouts and programming our Members want and to direct our programming investments into those areas. We continue to broaden our original content offering by introducing fresh class concepts that engage Members in new ways. In order to amplify our commitment to music, we plan to increase the number of "Artist Series" offerings. We recently produced a Jennifer Lopez dual-instructor ride with Robin Arzon and Jess King, as well as a Lizzo ride, and both placed in the top 10 live classes of all time on our platform. Recent classes based on music by Paul McCartney, Red Hot Chili Peppers, The Chainsmokers and Shakira similarly drove strong engagement from our Members.

We have also turned our focus to increasing live participation through "appointment" content. We now feature "Sundays with Love" with Ally Love on Sunday mornings at 11:45am ET, the "Jess King Experience" on Thursday nights at 9:00pm ET and "Zen in Ten", a 10 minute lunchtime live yoga experience every week day.


LIVE
THURSDAYS @ 9:00 PM ET
THE
JESS KING
EXPERIENCE

PELOTON Q1: 2020 | 07

Based on engagement data, we know that our Members want more fitness programs like our recently launched "Crush Your Core" with Emma Lovewell. We are committed to creating more of these programs over time to enhance our Members' work out regime. We've added additional live workouts to our daily class schedule on Mondays and Wednesdays at 9:30pm ET/6:30pm PT to provide more convenient times for our West Coast Members. We also continue to invest in the best instructors. In September we welcomed two new U.S.-based cycling instructors, Kendall Toole and Tunde Oyeneyin. We are also excited to welcome three new international instructors to the roster in Q2 to support our growing Membership base in the U.K. and our German launch.







SHOWROOMS

We grew our global showroom count to 81 through the addition of seven new showrooms in Q1, with four of those new showrooms representing new markets for Peloton retail—Indianapolis, IN, Richmond, VA, Salt Lake City, UT, and Leeds, U.K. We also boosted our presence to six showrooms in Southern Florida with the launch of Coral Gables, Naples, and Palm Beach. Additionally, temporary units in Columbus, OH and Lone Tree (Denver), CO were transitioned to new, permanent locations. An important component of our retail expansion strategy is the introduction of new markets. In the second quarter, we will bring the Peloton retail experience to several new markets globally and engage with travelers through the opening of our first airport showroom in Chicago's O'Hare airport.

We continued to drive traffic and engagement through Test Class (Bike and Tread) as well as local community engagement by hosting Member milestone celebrations and Member events in our showrooms. As Members approach a milestone, we now send push notifications inviting them to come celebrate with us.

PELOTON Q1: 2020 | 08

LOGISTICS AND ORDER EXPERIENCE We are always looking for opportunities to improve also launched a new master technician service to every Member touchpoint. In Q1, we began the provide branded, cost-effective in-home service roll out of a new Delivery Self-Scheduler feature experiences in select markets. For support after that enables customers to self-select their desired delivery, we recently launched our first in-app delivery date and time window following checkout. support feature which gives Members the ability We continued to expand our network of last mile to open a support ticket directly from their Bike Field Operations centers, opening a number of or Tread touchscreen and receive immediate new warehouse facilities in the U.S. and U.K. We troubleshooting steps to mitigate common issues. PELOTON Q1: 2020 | 09

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

REVENUE

We generated total revenue of $228.0 million in Q1, representing 103% year-over-year growth. Connected Fitness Product revenue was $157.6 million, representing 102% year-over-year growth and 69% of total revenue. Our strong sales were the result of our effective brand and performance marketing efforts including a new marketing campaign highlighting our financing program for the first time. We also benefited from continued word-of-mouth referrals from our loyal Members, which remains one of our largest marketing channels. In addition, our strong year-over-year growth was helped by Tread and International, given that both launches occurred late in Q1 of Fiscal Year 2019.

Subscription revenue was $67.2 million in Q1, representing 112% year-over-year growth and 29% of total revenue. The increase in subscription revenue was a result of strong growth in our Connected Fitness Subscriber base, which reached 562,774 by the end of Q1, representing year-over-year growth of 103%. Our growth in Connected Fitness Subscribers was aided by our continued low Average Net Monthly Connected Fitness Churn in Q1 of 0.90%. As of September 30, 2019, 90% of our Connected Fitness Subscribers were on month-to-month payment plans.

Our growing subscription revenue is driven by our Members' increasing engagement with our platform, and engagement is the leading indicator of retention. During Q1, our Member engagement continued to grow with 11.7 Average Monthly Workouts per Connected Fitness Subscriber versus 8.9 Workouts in the same period last year. Our Connected Fitness Subscribers worked out with Peloton 19.2 million times, up from 7.1 million workouts in the same period last year, representing 171% year-over-year growth. The increasing diversity of our content offering available through our Connected Fitness Products and Peloton Digital continues to drive engagement and greater share of our Members' workouts.

We ended the quarter with 105,856 Digital Subscribers, up 116% year-over-year. Peloton Digital continues to be an important aspect of our business as it serves as a powerful lead generation channel for Connected Fitness Product sales and bolsters our Connected Fitness Subscribers' engagement with multiple fitness verticals.

Other revenue, which primarily consists of the sale of Peloton-branded apparel, was $3.3 million in Q1, representing 30% revenue growth, net of discounts, and 80% unit sales growth year-over-year. Growth in apparel sales is offset by the discounts offered in our referral program, which help encourage word-of-mouth purchase recommendations from our growing Member base. Peloton apparel allows our Members to display their loyalty to our brand, and we have seen sales increase year-over-year as we grow our Member base and expand our showroom footprint.

REVENUE

$228.0 million

103% Y/Y

ENDING CONNECTED FITNESS SUBSCRIBERS

562,774

103% Y/Y

AVG. NET MONTHLY CONNECTED FITNESS CHURN

0.90%

PELOTON Q1: 2020 | 10

PELOTON INTERACTIVE, INC. FINANCIAL DISCUSSION GROSS PROFIT GROSS PROFIT Gross profit was $105.1 million in Q1 representing 104% year-over- $105.1 million year growth. Gross margin for the quarter was steady year-over-year 46.1% gross margin at 46.1%. CONNECTED Connected Fitness Products gross profit was $67.8 million in Q1 FITNESS GROSS and represents 90% year-over-year growth. Our Connected Fitness PROFIT Products gross margin of 43.0% was negatively impacted by a mix shift to Tread sales, which currently carry a lower gross margin than $67.8 million our Bikes, as well as investments in our logistics platform to support 43.0% gross margin our growth. SUBSCRIPTION Subscription gross profit was $37.7 million in Q1 representing 144% GROSS PROFIT year-over-year growth. Subscription gross margin was 56.1%, a 743 basis point improvement versus last year. Subscription Contribution $37.7 million was $42.4 million in Q1 increasing 129% year-over-year. Subscription 56.1% gross margin Contribution Margin was 63.0%, a 470 basis point improvement versus last year, primarily driven by a $1.9 million benefit from lower SUBSCRIPTION content costs for past use year-over-year. This benefit was partially CONTRIBUTION offset by higher studio rent expense year-over-year, as prior year Q1 did not include the lease expense for our new Peloton Studios in New $42.4 million York City and London. 63.0% contribution margin For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table in the section titled “Key Operating Metrics and Non-GAAP Financial Measures--Non-GAAP Financial Measures.” PELOTON Q1: 2020 | 11

PELOTON INTERACTIVE, INC. FINANCIAL DISCUSSION OPERATING EXPENSES TOTAL OPERATING We typically see lower revenue in the first and fourth quarters of our EXPENSES fiscal year relative to the second and third quarters when we benefit from Holiday sales, New Year’s resolutions, and colder weather. $156.0 million Therefore, operating costs as a percentage of total revenue in the first 68% of revenue and fourth quarters are typically higher. Total operating expenses of $156.0 million grew 46% year-over-year primarily due to increased SALES AND marketing expense, expansion into new international markets and MARKETING fitness verticals, and increases in payroll-related costs due to growth in headcount. Total operating expenses were 68% of total revenue, $77.6 million compared to 95% of total revenue in the prior year period. Our prior 34% of revenue year quarter included a one-time stock-based compensation charge of $32.6 million related to our Series F tender offer. Excluding this impact, GENERAL AND operating expense would have been 66% of total revenue. ADMINISTRATIVE Sales and marketing expense was $77.6 million and grew 71% year- $60.9 million over-year representing 34% of total revenue. Our prior year quarter 27% of revenue included a one-time stock-based compensation charge related to our Series F tender offer of $3.9 million. Excluding this impact, sales and RESEARCH AND marketing expense as a percent of total revenue would have been DEVELOPMENT 37% in Q1 2019. We continue to see marketing efficiencies in the U.S. Bike business, in part driven by our continued strong word-of-mouth $17.4 million referrals from our Members, which helped to offset some of the 8% of revenue increase in marketing spend for international and Tread where we are still in the early stages of building brand and product awareness. General and administrative expense was $60.9 million and grew 22% year-over-year representing 27% of total revenue. Excluding the one-time stock-based compensation charge related to our Series F tender offer of $26.2 million in the prior year quarter, general and administrative expense would have been 21% of total revenue in Q1 2019. The year-over-year growth was driven by continued investment in our teams and systems required to support us as a public company as well as lease expense related to our new headquarters in New York City, which we took possession of in August 2019. Our move to our new headquarters is planned for Fall 2020. Research and development expense was $17.4 million and grew 51% year-over-year representing 8% of total revenue. Excluding the one-time stock-based compensation charge related to our Series F tender offer of $2.5 million in the prior year quarter, research and development expense would have been 8% of total revenue in Q1 2019. The growth in overall expense is primarily due to the expansion of our software and hardware engineering teams to continue to develop a robust pipeline of new software features and products. PELOTON Q1: 2020 | 12

PELOTON INTERACTIVE, INC. FINANCIAL DISCUSSION PROFITABILITY NET LOSS Net loss improved in Q1 to $(49.8) million compared to $(54.5) million $(49.8) million last year. Q1 Adjusted EBITDA loss was $(21.0) million representing (22)% profit margin an Adjusted EBITDA margin of (9.2)% and year-over-year margin improvement of 283 basis points primarily due to operating expense ADJUSTED leverage. Factoring in Q1 weighted average shares outstanding of 38,453,864, basic and diluted net loss per share was $(1.29). EBITDA LOSS $(21.0) million (9.2)% margin Q1 2019 BALANCE SHEET AND CASH FLOW Our initial public offering and the $100 million concurrent private CASH AND CASH placement from entities affiliated with TCV yielded gross proceeds EQUIVALENTS of $1.26 billion before underwriting discounts and offering expenses $1.4 billion and helped bolster our cash and cash equivalents to $1.4 billion at the end of Q1. Cash used in operations was $(76.2) million during the quarter. Capital expenditures were $(22.5) million, the majority of which is related to the continued build out of our new Peloton Studios in New York City and London, our New York City headquarters, and new showrooms. PELOTON Q1: 2020 | 13

PELOTON INTERACTIVE, INC.

Q2 AND FULL FISCAL YEAR 2020 BUSINESS OUTLOOK

Q2 FISCAL YEAR 2020 HIGHLIGHTS

- 680,000 to 685,000 ending Connected Fitness Subscribers, growth of 88% at midpoint
- $410 million to $420 million total revenue, 58% growth at midpoint
- $(70) million to $(65) million Adjusted EBITDA, (16.3)% Adjusted EBITDA margin at midpoint

FULL FISCAL YEAR 2020 HIGHLIGHTS

- 885,000 to 895,000 ending Connected Fitness Subscribers, growth of 74% at midpoint
- $1.45 billion to $1.50 billion total revenue, 61% growth at midpoint
- $(170) million to $(150) million Adjusted EBITDA, (10.8)% Adjusted EBITDA margin at midpoint

We remain focused on driving strong Connected Fitness Subscriber growth and engaging and retaining our growing, scaled Member base. Our Connected Fitness Subscriber guidance is based on the early success of Home Trial, our expectations for a robust Holiday and New Year's resolution season, and continued low Average Net Monthly Connected Fitness Churn. Churn is expected to slightly rise, but stay below 1.05% in Q2 and average 1.05% for the full Fiscal Year 2020. This is due to the expected increase in return rates from Home Trial and the continued expiration of prepaid Connected Fitness Subscriptions offered prior to July 2018. By the end of Fiscal Year 2020, we expect that at least 94% of our Connected Fitness Subscribers will be paying month-to-month.

For Q2, we expect $410 million to $420 million of total revenue, representing 58% growth at the midpoint of the range. For Fiscal Year 2020 we expect $1.45 billion to $1.50 billion of total revenue, representing 61% growth at the midpoint of the range. As mentioned previously, the strong year-over-year growth in Q1 Fiscal Year 2020 was aided by Tread and International, given that our entry into the Tread category, U.K., and Canada occurred last Fall. This will drive tougher year-over-year comparisons for the balance of Fiscal Year 2020.

For Q2 and Fiscal Year 2020 we expect a gross margin of 39% to 40% and 41% to 42%, respectively. Connected Fitness Product margin will continue to be negatively impacted by the mix shift to Tread and investments in supply chain and logistics to scale our business, partially offset by product cost efficiencies. We expect both our Subscription Margin and Subscription Contribution Margin to benefit from an expected reduction in content costs for past use, and to a lesser extent, leverage from our fixed costs of content production as we grow our Connected Fitness Subscriber base.

We will continue to deploy capital in a disciplined manner given the significant global market opportunity in front of us. In Fiscal Year 2020, we will continue to invest in building our brand, supporting our growth, scaling operations internationally, improving our end-to-end Member experience, and recruiting and retaining the best teams across all business functions at Peloton. We expect Q2 Adjusted EBITDA of $(70) million to $(65) million, representing an Adjusted EBITDA margin of (16.3)% at the midpoint of the range. For Fiscal Year 2020 we expect Adjusted EBITDA of $(170) million to $(150) million, representing an Adjusted EBITDA margin of (10.8)% at the midpoint of the range.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for Q1 in the reconciliation table at the end of this letter.

PELOTON Q1: 2020 | 14

PELOTON INTERACTIVE, INC.

Q2 AND FULL FISCAL YEAR 2020 BUSINESS OUTLOOK

WEBCAST

We will host a Q&A session at 8:30am ET on Tuesday, November 5, 2019 to discuss our financial results. To participate in the live call, please dial 1 (877) 667-0469 (US / Canada) or 1 (346) 406-0807 (international) and provide conference ID 2467016. A live webcast of the call will be available at https://investor.onepeloton.com/investor-relations/ and will be archived on our site following the call.

Thanks to our Members, employees, partners, and investors— together we go far!

—*Team Peloton*

SAFE HARBOR STATEMENT

This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of 2020 and full year 2020, our business strategy and plans, and our objectives and future operations, including our expansion into new markets,. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to attract and retain Subscribers; our limited operating history; our ability to anticipate and satisfy consumer preferences; the effects of the highly competitive market in which we operate; market acceptance of our Connected Fitness Products; our ability to successfully develop and timely introduce new products and services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to maintain the value and reputation of the Peloton brand; a decrease in sales of our Bike; the continued growth of the connected fitness market; the loss of any one of our third-party suppliers, manufacturers, or logistics partners; our ability to achieve the objectives of strategic and operational initiatives; litigation and related costs; the impact of privacy and data security laws; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption "Risk Factors" in the final prospectus pursuant to Rule 424(b)(4) filed with the SEC on September 26, 2019 and our other SEC filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PELOTON Q1: 2020 | 15

PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON GAAP FINANCIAL MEASURES

In addition to the measures presented in our interim condensed consolidated financial statements, we use the following key operating metrics to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

	Three Months Ended September 30	
	2019	2018
Connected Fitness Subscribers	562,774	276,957
Average Net Monthly Connected Fitness Churn	0.90%	0.50%
Total Workouts (in millions)	19.2	7.1
Average Monthly Workouts per Connected Fitness Subscriber	11.7	8.9
Subscription Gross Profit (in millions)	$ 37.7	$ 15.4
Subscription Contribution (in millions)(1)	$ 42.4	$ 18.5
Subscription Gross Margin	56.1%	48.7%
Subscription Contribution Margin(1)	63.0%	58.3%
Net Loss (in millions)	$ (49.8)	$ (54.5)
Adjusted EBITDA (in millions)(2)	$ (21.0)	$ (13.5)
Adjusted EBITDA Margin(2)	(9.2)%	(12.0)%

(1) Please see the section titled "Non-GAAP Financial Measures" for a reconciliation of Subscription Gross Profit to Subscription Contribution and an explanation for why we consider Subscription Contribution to be a helpful metric for investors.

(2) Please see the section titled "Non-GAAP Financial Measures" for a reconciliation of net loss to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.

CONNECTED FITNESS SUBSCRIBERS

Our ability to expand the number of Connected Fitness Subscribers is an indicator of our market penetration and growth. A Connected Fitness Subscriber can represent a person, household, or commercial property, such as a hotel or residential building.

A Connected Fitness Subscription is either a paid Connected Fitness Subscriber (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers) or paused Connected Fitness Subscriber (a Connected Fitness Subscription where the Subscriber has requested to "Pause" for up to 3 months). We do not include canceled or unpaid Connected Fitness Subscriptions in the Connected Fitness Subscriber count.

AVERAGE NET MONTHLY CONNECTED FITNESS CHURN

We use Average Net Monthly Connected Fitness Churn to measure the retention of our Connected Fitness Subscribers. We define Average Net Monthly Connected Fitness Churn as Connected Fitness Subscriber cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscribers in each month, divided by three months. This metric does not include data related to our Digital Subscribers who pay a monthly fee for access to our content library on their own devices.

PELOTON Q1: 2020 | 16

PELOTON INTERACTIVE, INC. KEY OPERATING METRICS AND NON GAAP FINANCIAL MEASURES TOTAL WORKOUTS AND AVERAGE NON-GAAP FINANCIAL MEASURES MONTHLY WORKOUTS PER CONNECTED In addition to our results determined in accordance FITNESS SUBSCRIBER with accounting principles generally accepted in the We review Total Workouts and Average Monthly Work- United States, or GAAP, we believe the following non- outs per Connected Fitness Subscriber to measure GAAP financial measures are useful in evaluating our engagement, which is the leading indicator of retention operating performance. for our Connected Fitness Subscribers. We define These non-GAAP financial measures have limitations Total Workouts as all workouts completed during a as analytical tools in that they do not reflect all of the given period. We define a Workout as a Connected amounts associated with our results of operations Fitness Subscriber either completing at least 50% of as determined in accordance with GAAP. Because of an instructor-led or scenic ride or run or ten or more these limitations, Adjusted EBITDA, Adjusted EBITDA minutes of “Just Ride” or “Just Run” mode. We define Margin, Subscription Contribution, and Subscription Average Monthly Workouts per Connected Fitness Sub- Contribution Margin should be considered along with scriber as the Total Workouts completed in the quarter other operating and financial performance measures divided by the average number of Connected Fitness presented in accordance with GAAP. Subscribers in each month, divided by three months. The presentation of these non-GAAP financial mea- sures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A rec- onciliation of the non-GAAP financial measures to such GAAP measures can be found below. PELOTON Q1: 2020 | 17

PELOTON INTERACTIVE, INC.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA Margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.

We calculate Adjusted EBITDA as net loss adjusted to exclude other income, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, transaction costs, and certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that arise outside of the ordinary course of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30 *(dollars in millions)*			
		2019		**2018**
Net loss (1)	$	(49.8)	$	(54.5)
Adjusted to exclude the following:				
Other income (expense), net		1.2		1.0
Provision for income taxes		0.1		–
Depreciation and amortization expense		7.1		4.2
Stock-based compensation expense		18.7		36.7
Transaction costs		0.3		–
Litigation expenses		3.9		1.2
Adjusted EBITDA	$	(21.0)	$	(13.5)
Adjusted EBITDA margin		(9.2)%		(12.0)%

(1) Included in net loss are content costs for past use as follows:

	Three Months Ended September 30 *(dollars in millions)*			
		2019		**2018**
Content costs for past use (2)	$	0.9	$	2.9

(2) From time-to-time, we execute music royalty agreements with various music rights holders. As part of these go-forward license agreements, we may also enter into agreements whereby we are released from all potential licensor claims regarding our alleged past use of copyrighted material in our content in exchange for a mutually-agreed payment. We refer to these payments as content costs for past use. Included in Adjusted EBITDA are content costs for past use. These costs had a negative basis point impact on Adjusted EBITDA Margin of 41 and 256 for three months ended September 30, 2019 and 2018, respectively.

PELOTON Q1: 2020 | 18

PELOTON INTERACTIVE, INC.

SUBSCRIPTION CONTRIBUTION AND SUBSCRIPTION CONTRIBUTION MARGIN

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. The continued growth of our Connected Fitness Subscriber base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. The fixed nature of those expenses should scale over time as we grow our Connected Fitness Subscriber base.

We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

We define Subscription Contribution as subscription revenue less cost of subscription revenue, adjusted to exclude from cost of subscription revenue, depreciation and amortization expense and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by subscription revenue.

The following table presents a reconciliation of Subscription Contribution to subscription gross profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30 (dollars in millions)	
	2019	**2018**
Subscription Revenue	$ 67.2	$ 31.7
Less: Cost of Subscription (1)	29.5	16.3
Subscription Gross Profit	$ 37.7	$ 15.4
Subscription Gross Margin	56.1%	48.7%
Add back:		
Depreciation and amortization expense	3.7	1.8
Stock-based compensation expense	1.0	1.2
Subscription Contribution	$ 42.4	$ 18.5
Subscription Contribution Margin	63.0%	58.3%

(1) Included in cost of subscription are content costs for past use as follows:

	Three Months Ended September 30 (dollars in millions)	
	2019	**2018**
Content costs for past use (2)	$ 0.9	$ 2.9

(2) From time-to-time, we execute music royalty agreements with various music rights holders. As part of these go-forward license agreements, we may also enter into agreements whereby we are released from all potential licensor claims regarding our alleged past use of copyrighted material in our content in exchange for a mutually-agreed payment. We refer to these payments as content costs for past use. Included in Subscription Contribution are content costs for past use. These costs had a negative basis point impact on Subscription Contribution Margin of 138 and 904 for three months ended September 30, 2019 and 2018, respectively.

PELOTON Q1: 2020 | 19

PELOTON INTERACTIVE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in millions, except share and per share amounts) ASSETS 09/30/2019 06/30/2019 Current assets: Unaudited Cash and cash equivalents $ 1,375.9 $ 162.1 Marketable securities 100.4 216.0 Accounts receivable, net of allowances 20.9 18.5 Inventories, net 205.6 136.6 Prepaid expenses and other current assets 46.5 48.4 Total current assets 1,749.3 581.7 Property and equipment, net 119.7 249.7 Intangible assets, net 18.3 19.5 Goodwill 4.3 4.3 Restricted cash 0.8 0.8 Right-of-use asset 485.5 — Other assets 9.9 8.5 Total assets $ 2,387.7 $ 864.5 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT Current liabilities: Accounts payable 90.7 92.2 Accrued expenses 116.2 104.5 Customer deposits and deferred revenue 99.2 90.8 Other current liabilities 21.4 3.3 Total current liabilities 327.6 290.8 Deferred rent — 23.7 Build-to-suit liability — 147.1 Long term lease liability 483.8 — Other non-current liabilities 0.4 0.4 Total liabilities 811.8 462.0 Commitments and contingencies Redeemable convertible preferred stock $0.000025 par value; zero and 215,443,468 shares authorized; zero and 210,640,629 shares 941.1 issued and outstanding as of September 30, 2019 and June 30, 2019, respectively. — Stockholders’ equity (deficit) Common stock $0.000025 par value; 2,500,000,000 and zero Class A shares authorized; 43,448,475 and zero shares issued and outstanding as of September 30, 2019 and June 30, 2019, respectively; 2,500,000,000 and 400,000,000 Class B shares authorized, 236,819,100 and 25,301,604 shares issued — — and outstanding as of September 30, 2019 and June 30, 2019, respectively. Additional paid-in capital 2,249.1 90.7 Accumulated other comprehensive (loss) income (1.1) 0.2 Accumulated deficit (672.0) (629.5) Total stockholders’ equity (deficit) 1,576.0 (538.6) Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit) $ 2,387.7 $ 864.5 PELOTON Q1: 2020 | 20

PELOTON INTERACTIVE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS UNAUDITED (in millions, except share and per share amounts) Three Months Ended September 30 2019 2018 Revenue Connected Fitness Products $ 157.6 $ 77.9 Subscription 67.2 31.7 Other 3.3 2.5 Total Revenue 228.0 112.1 Cost of revenue Connected Fitness Products 89.8 42.2 Subscription 29.5 16.3 Other 3.6 2.1 Total cost of revenue 122.9 60.6 Gross profit 105.1 51.5 Operating expenses: Sales and marketing 77.6 45.5 General and administrative 60.9 50.0 Research and development 17.4 11.6 Total operating expenses 156.0 107.1 Loss from operations (50.9) (55.6) Other income, net Interest income, net 1.3 1.0 Other expense, net (0.1) — Total other income, net 1.2 1.0 Loss before provision for income taxes (49.7) (54.5) Provision for income taxes 0.1 — Net loss $ (49.8) $ (54.5) Net loss attributable to Class A and Class B common stockholders $ (49.8) $ (54.5) Net loss per share attributable to Class A and Class B common stockholders, basic and diluted $ (1.29) $ (2.18) Weighted-average Class A and Class B common shares outstanding, basic and diluted 38,453,864 24,999,075 Other comprehensive income (loss): Change in unrealized gain (loss) on marketable securities $ — $ (0.1) Change in foreign currency translation adjustment (1.3) — Total other comprehensive income (loss) (1.3) (0.1) Comprehensive loss $ (51.1) $ (54.6) PELOTON Q1: 2020 | 21

PELOTON INTERACTIVE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED (in millions) Three Months Ended September 30 2019 2018 Cash Flows from Operating Activities: Net loss $ (49.8) $ (54.5) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization expense 7.1 4.2 Stock-based compensation expense 18.7 36.7 Amortization of debt issuance costs 0.1 0.1 Amortization of premium from marketable securities 0.3 — Non-cash operating lease expense 9.3 — Changes in operating assets and liabilities: Accounts receivable (2.4) (0.1) Inventories (69.1) (25.8) Prepaid expenses and other current assets 1.9 (8.8) Other assets (1.4) (2.4) Accounts payable and accrued expenses 17.5 21.9 Customer deposits and deferred revenue 8.5 (3.0) Operating lease liabilities, net (16.7) — Other liabilities (0.1) 1.5 Net cash used in operating activities (76.2) (30.2) Cash Flows from Investing Activities: Maturities of marketable securities 115.3 — Purchases of property and equipment (22.5) (11.2) Net cash provided by (used in) investing activities 92.8 (11.2) Cash Flows from Financing Activities: Proceeds from issuance of common stock upon initial public offering, net of offering costs 1,195.7 — Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs — 539.1 Proceeds from exercise of stock options 2.7 0.2 Net cash provided by financing activities 1,198.4 539.3 Effect of exchange rate changes (1.3) (0.1) Net change in cash 1,213.7 497.8 Cash, cash equivalents and restricted cash — Beginning of period 163.0 151.6 Cash, cash equivalents and restricted cash — End of period $ 1,376.7 $ 649.5 Supplemental Disclosures of Cash Flow Information: Cash paid for interest $ — $ 0.1 Supplemental Disclosures of Non-Cash Investing and Financing Information: Conversion of convertible preferred stock to common stock $ 941.1 $ — Property and equipment accrued but unpaid $ 8.9 $ 3.6 Stock-based compensation capitalized for software development costs $ 0.4 $ 0.1 PELOTON Q1: 2020 | 22